Exhibit 5.1

May 12, 1994

Board of Directors
Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, TX 75240

Re: Registration Statement on Form S-8 - Amended and Restated Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan

Gentlemen:

     I have acted as counsel to Valhi, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Form S-8 Registration Statement of the Company to be filed with the Securities and Exchange Commission (the "Registration Statement") on or about May 13, 1994 with respect to the registration of 3,000,000 shares (the "Shares") of common stock, $.01 par value, of the Company available for issuance in connection with the Amended and Restated Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan (the "Amended and Restated Valhi Option Plan").

     In connection with this opinion, I have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as I have considered necessary or appropriate as a basis for the opinions set forth below. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     I am a member of the bar of the State of Texas, and I express no opinions as to the laws of any other jurisdiction other than the United States and the General Corporation Law of the State of Delaware. I serve as an officer and an employee of the Company.

     Based upon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company;

     2. The Shares, when issued and delivered in accordance with the Amended and Restated Valhi Option Plan, will be validly issued, fully paid and nonassessable.

     I consent to the inclusion of this letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,



                                  J. Mark Hollingsworth
                                  Corporate Counsel